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                                                                     EXHIBIT 5.1

                                          , 2000

Board of Directors
Vision Energy, Inc.
50 Briar Hollow Lane, 7th Floor, West Building
Houston, Texas 77027

Gentlemen:

         We have acted as counsel to Vision Energy, Inc., a Delaware corporation (the "Company"), in connection with the proposed offer and sale by the Company to the Underwriters pursuant to the prospectus forming a part of that certain Registration Statement on Form S-1, File No. 333-90869, originally filed under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "SEC") on November 12, 1999 (such Registration Statement, as amended at the effective date thereof being referred to herein as the "Registration Statement") of an aggregate of 12,915,000 shares (the "Primary Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company and up to 1,937,000 shares (the "Option Shares") of Common Stock which may be sold pursuant to an over-allotment option provided in the Underwriting Agreement. The Company will issue 14,349,981 shares of Common Stock to Vision Holdings, LLC, a Delaware limited liability company (the "Selling Stockholder"), pursuant to the Separation Agreement, and the Selling Stockholder will then sell the Primary Shares and up to a maximum of 800,000 of the Option Shares to the underwriters pursuant to the Underwriting Agreement. The Company will issue and sell up to 1,137,000 of the Option Shares to the underwriters pursuant to the Underwriting Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in that certain Underwriting Agreement by and among the Company and the Underwriters, a form of which has been filed as an exhibit to the Registration Statement.

         We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

         As the basis for the opinions expressed below, we have examined the Registration Statement and the prospectus contained therein, the Certificate of Incorporation and Bylaws of the Company, the records of corporate proceedings of the Company that have occurred prior to the date hereof with respect to the offering, the form of Underwriting Agreement, the form of Separation Agreement and such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed (i) that the signatures on all documents that we have

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Board of Directors of Vision Energy, Inc.
          , 2000
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examined are genuine, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity with the original documents of all documents submitted to us as copies.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (ii) the shares of Common Stock covered by this opinion will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus.

         Based upon the foregoing, subject to the qualifications hereinafter set forth, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that (i) the Primary Shares and the Option Shares proposed to be sold by the Selling Stockholder to the Underwriters have been validly authorized for issuance and delivery thereof in accordance with the provisions of the Separation Agreement (in the form reviewed by us) and as set forth in the Registration Statement and, when issued and delivered to the Selling Stockholder in accordance with the Separation Agreement and sold by the Selling Stockholder to the Underwriters in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and (ii) the Option Shares proposed to be issued and sold by the Company to the Underwriters have been validly authorized for issuance and delivery thereof in accordance with the provisions of the Underwriting Agreement (in the form reviewed by us) and as set forth in the Registration Statement and, when so issued and delivered, will be validly issued, fully paid and nonassessable.

         The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         This opinion is rendered solely for the benefit of the Company and is not to be used, circulated, copied, quoted or referred to without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the SEC issued thereunder.

                                               Very truly yours,